EXHIBIT NO. 99.12(b)

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

November 8, 2011

MFS Florida Municipal Bond Fund
MFS Municipal Series Trust
c/o Massachusetts Financial Investment Company
500 Boylston Street
Boston, MA 02116

MFS Municipal Income Fund
MFS Municipal Series Trust
c/o Massachusetts Financial Investment Company
500 Boylston Street
Boston, MA 02116

Ladies and Gentlemen:

We hereby consent to the filing as an exhibit to Post Effective Amendment No. 1 to your Registration Statement on Form N-14 (File No. 333-175923) of our opinion dated November 4, 2011 addressed to MFS Municipal Series Trust on behalf of each of MFS Florida Municipal Bond Fund and MFS Municipal Income Fund, each a series of MFS Municipal Series Trust, as to certain tax matters related to the reorganization of MFS Florida Municipal Bond Fund and MFS Municipal Income Fund.

Very truly yours,

ROPES & GRAY LLP
Ropes & Gray LLP